Microfilm Number ____________________________________________

Filed with the Department of State on Jul 22 1993
                                      ------------
Entity Number   2536571
              ----------


/s/
-----------------------------------
Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION

                              DSCB:15-1306 (Rev 89)

Indicate type of domestic corporation (check one) :

X   Business-stock (15 Pa. C.S.ss.1306)                ___ Professional
----                                                      (15 Pa. C.S.ss.2903)

___ Business--nonstock (15 Pa. C.S.ss.2102)            ___ Management
                                                           (15 Pa. C.S.ss.2701)

___ Business-statutory close (15 Pa. C.S.              ___ Cooperative
                ss. 2304a is applicable)                 (15 Pa. C.S.ss.7701)

1. The name of the corporation is: PENN-AMERICA GROUP. INC.
                                   ------------------------


This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

(a)      420 South York Road
         -------------------
         Number and Street

         Hatboro          PA            19040                  Montgomery
         -----------------------------------------------------------------------
         City           State            Zip                    County


         -----------------------------------------------------------------------
     (b)   Name of Commercial Registered Office Provider


         -----------------------------------------------------------------------
         County


        For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The aggregate number of shares authorized is: SEE ATTACHMENT
                                                       --------------
 (other provisions, if any, attach 8 1/2 x 11 sheet)

DSCB:15--1306 (Rev 89) -2


4. The name and address, including street and number, if any, of the incorporator is:

         Name:             Hedy Wheeler
         Address:          12th Floor Packard Building
                           15th & Chestnut Streets
                           Philadelphia, Pennsylvania 19102

         /s/                                                  July 12, 1993
         ---------------------                                ------------------
         Signature                                            Date

5.       The specified effective date, if any, is:

         ------------------------------------------------------------------
         month,      day,     year,    hour,     if any


6.       Any additional provisions of the articles, if any, attach
         8 1/2 X 11 sheet.

                                 SEE ATTACHMENT

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C. ss. 77A et seq).

8. Business Cooperative Corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: ___________________

         -----------------------------------------------------------------------

                                  ATTACHMENT TO

                          ARTICLES OF INCORPORATION OF

                            PENN-AMERICA GROUP, INC.
                            ------------------------


3. The aggregate number of shares authorized is:

     a)   Ten Million (10,000,000) shares of Common Stock, $.01 par value;

     b) Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

          The Board of Directors may issue in one or more class or series, or both, shares of Preferred Stock, with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors.

6a. The shareholders shall not have the right to cumulate their votes for the election of Directors.

6b. Subchapter E (Sections 2541--2548), Subchapter F (Sections 2551--2556), Subchapter G (Sections 2561-2568) and Subchapter H (Sections 2571-2578) of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to this corporation.

Microfilm Number _____________               Filed with the Department of State
                                             on Jun 12 1997

Entity Number 2536571                              /s/
                                                   ---------------------------
                                                   Secretary of the Commonwealth


              ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (REV 90) - 2

         In compliance with the requirements of 15 Pa. C.S.ss.1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: Penn-America Group, Inc.


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (The Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  420 S. York Road      Hatboro    Pennsylvania       19040      Montgomery
     --------------------------------------------------------------------------
      Number and Street    City        State              Zip         County

(b)  c/o:
     --------------------------------------------------------------------------
     Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes:

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.   The date of its corporation is: July 22, 1993

5.   (Check, and if appropriate complete, one of the following):

     X The amendment shall be effective upon filing these Articles of Amendment ---- in the Department of State.

     X  The amendment shall be effective on:  ________________ at ______________
    ----
                                                     Date              Hour
6. (Check one of the following):

      X    The amendment was adopted by the shareholders (or members) pursuant
     ----  to 15 Pa. C.S.ss.1914(a) and (b).

     X     The amendment was adopted by the board of directors pursuant to
    -----  15 Pa. C.S.ss.1914 (c).

7. (Check and if appropriate complete, one of the following):

     X   The amendment adopted by the corporation, set forth in full is as
    -----  follows:

    ----- The amendment adopted by the Corporation as set forth in full I Exhibit A attached hereto and made a part hereof.

SCB: 15-1915 (Rev 90) -2

Check if the amendment restates the Articles):

_____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duty authorized officer thereof this 11th day of June, `997.

                                     Penn-America Group, Inc.

                                     -------------------------------------------
                                     (Name of Corporation)

                                     BY:     /s/
                                             -----------------------------------
                                             Jon S. Saltzman     (Signature)

                                     TITLE:  President and Chief Executive
                                             Officer

                     AMENDMENT OF ARTICLES OF INCORPORATION

                            PENN-AMERICA GROUP, INC.

RESOLVED, that the 3rd paragraph of the Articles of Incorporation of the corporation is hereby amended to read in full as follows:

"3.  The aggregate number of shares authorized is:

     a)   Twenty Million (20,000,000) shares of Common Stock, $.01 par value;

     b) Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

                  The Board of Directors may issue in one or more class or series, or both, shares of Preferred Stock, with full, limited, multiple, fractional or no voting rights, and with such designations, restrictions, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors."


                                   Exhibit "A"

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment - Domestic Corporaiton (15 Pa.C.S.)


Entity Number:  2536571                 X   Business Corporaiton (ss.1915)
                                       ---
                                       ____  Nonprofit Corporaiton (ss.5915)

Name
Penn-America Group, Inc.                 Document will be returned to the name
------------------------                 and address you enter to the left.
Address
420 S. York Road
------------------------
City  State   Zip Code

Hatboro, PA  19040
------------------------
Fee:  $70                         Filed in the Department of State
                                  on May 27, 2004

                                  /s/
                                  ----------------------------------
                                  Secretary of the Commonwealth

         In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.   The name of the corporation is: Penn-America Group, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth of (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) Number and Street   City   State    Zip     County
                420 S. York Road, Hatboro, Pa 19040, Montgomery
         ----------------------------------------------------------------

         (b) Name of Commercial Registered Office Provider   County
                c/o N/A
         ----------------------------------------------------------------

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.   The date of its corporation is: 07/22/93

5.  (Check, and if appropriate complete, one of the following):

     X     The amendment shall be effective upon filing these Articles of
    -----  Amendment in the Department of State.

             The amendment shall be effective on:  _____________ at ____________
     -----                                           Date              Hour

6. (Check one of the following):
      X    The amendment was adopted by the shareholders or members pursuant to
     ----   15 Pa. C.S.ss.1914(a) and (b) orss.5914(a)

            The amendment was adopted by the board of directors pursuant ------- to 15 Pa. C.S.ss.1914 (c) or 5914(a).

7. (Check and if appropriate complete, one of the following):
          The amendment adopted by the corporation, set forth in full is as
    ----   follows:

    __X__ The amendment adopted by the Corporation as set forth in full in Exhibit A attached hereto and made a part hereof.


8.  Check of the amendment restates the Articles:

      X   The restated Articles of Incorporation supersede the original
     ---   articles and all amendment thereto.


                                  IN TESTIMONY WHEREOF, the
                                  undersigned Corporation has caused
                                  these Articles of Amendment to be
                                  Signed by a duly authorized officer
                                  thereof this 25th day of May, 2004.


                                  Penn-America Group, Inc.
                                  ----------------------------------------------
                                  Name of Corporation

                                  /s/ Garland P. Pezzuolo
                                  ---------------------------------------------
                                  Signature

                                  Vice President, Secretary and General Counsel
                                  ---------------------------------------------
                                  Title

                     AMENDMENT TO ARTICLES OF INCORPORATION

                            PENN-AMERICA GROUP, INC.

RESOLVED, that the 3rd paragraph of the Articles of Incorporation of the corporation, as amended June 12, 1997 is hereby amended to read in full as follows: "3. The aggregate number of shares authorized is:

         a) Thirty Million (30,000,000) shares of Common Stock, $.01 par value;

         b) Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

          The Board of Directors may issue in one or more class or series, or both, shares of Preferred Stock, with full, limited, multiple, fractional or no voting rights, and with such designations, restrictions, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors."


                                   Exhibit "A"